UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 12, 2011

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Ave., Suite 3400

Dallas, TX 75204

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 12, 2011, Dean Foods Company (the “Company”) announced that it had entered into a settlement agreement with the plaintiffs in its previously disclosed Tennessee dairy farmer class action lawsuit. Under the proposed settlement agreement, which is pending approval by the United States District Court for the Eastern District of Tennessee, the Company will pay a total of $140 million over a period of four to five years into a fund that will be available for distribution to dairy farmer class members in a number of Southeastern states. There can be no assurance that the Court will approve the agreement as proposed by the parties. The Company will make an initial payment of $60 million upon preliminary approval of the agreement by the Court, and will make subsequent payments of $20 million in each of the following four years on the anniversary of the final approval date. The Company anticipates that payments made in connection with this settlement are deductible for tax purposes, with deductibility occurring in the period of cash outlay.

The Company expects to take a charge, less imputed interest, in the second quarter of 2011 with respect to the proposed settlement. We do not believe that entry into the settlement agreement, or payment of the settlement amounts, will have a material adverse impact on our financial results or our financial covenants under our senior secured credit agreement and receivables-backed facility. Under our credit agreements, we are required to comply with certain financial covenants, including, but not limited to, maximum senior secured leverage, maximum leverage and minimum interest coverage ratios, each as defined under and calculated in accordance with the terms of our senior secured credit facility and our receivables-backed facility. Each ratio is determined by calculating our consolidated EBITDA, which is comprised of our net income plus interest expense, taxes, depreciation, amortization expense and certain other non-cash expenses, and add-backs resulting from acquisition related non-recurring charges and certain of our subsidiaries. In addition, the calculation of consolidated EBITDA may include adjustments related to other charges reasonably acceptable to the administrative agent and is calculated on a pro-forma basis to give effect to any acquisitions, divestitures or relevant changes in our composition or certain of our subsidiaries. We have received confirmation from the administrative agent that the charge resulting from payment of the settlement amounts will be treated as such an adjustment.

The press release announcing the settlement is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Dean Foods Company press release dated July 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2011	DEAN FOODS COMPANY

	By:	/s/ Steven J. Kemps
Steven J. Kemps Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Dean Foods Company press release dated July 12, 2011.